EXHIBIT 10(a)

[LONATI S.p.A LETTERHEAD]

Speizman Industries, Inc.
701 Griffith Road
Charlotte, NC  28217
USA

Brescia, December 3rd, 2001

AGENCY AGREEMENT

By this Agency Agreement made on December 3rd 2001 by and between LONATI S.p.A., Via S. Polo nr 11, 25123 – Brescia (Italy) and Messrs. SPEIZMAN INDUSTRIES INC., 701 Griffith Road, Charlotte, NC  28217 – USA.

LONATI hereby appoints Messrs. SPEIZMAN INDUSTRIES, INC., who accept, as the Agent on a solely basis of present range of LONATI machines for the territory of MEXICO.

This contract will start on today, January 1st, 2002.

SPEIZMAN INDUSTRIES, INC. will not act either directly or by means of a third party for any other firm in competition with LONATI.  This obligation is extended, for SPEIZMAN INDUSTRIES, INC. only, for the 3 (three) following months on the expiration date of this Agreement.

SPEIZMAN INDUSTRIES, INC. will arrange, at his own expense, an efficient sales organization and technical service in order to ensure LONATI to maintain a competitive position in the contractual territory, either among customers or potential customers.

SPEIZMAN INDUSTRIES, INC. will do his best to get customers to pay on time.

SPARE PARTS SERVICE:

SPEIZMAN INDUSTRIES, INC. engage himself to establish at his own expenses a stock of spare parts in such a quantity as to satisfy the customer’s demand.

Payment of relevant invoices will be effected by a 60-days-draft from invoice date.

TECHNICAL SERVICE:

SPEIZMAN INDUSTRIES, INC. will set up a proper technical service, consisting of at least one experienced technician on men’s sock machines, from the date the contract comes into force.

When necessary, LONATI will send their own technicians, whose expenses will be covered by SPEIZMAN INDUSTRIES, INC.  Should technicians be provided by SPEIZMAN INDUSTRIES, INC., than expenses pertained thereto will be at the customer’s charge.

SPEIZMAN INDUSTRIES, INC. engage himself to give our technicians, sent for working in the contractual territory, all the necessary assistance (local transportation, translation assistance and all they need in order to fulfil their task in the best way).

TRIAL MACHINES:

LONATI will deliver trial machines to customers who really show interest to buy some.  Condition will be the following:

  Freight charge from Lonati’s plant – Brescia – to customer’s plant: to be covered by LONATI.
  Freight charge if the machines return to LONATI: to be covered by SPEIZMAN INDUSTRIES, INC.
  However, the machinery should be sent back within 90 days from the delivery date, special written agreements excepted.

INSTALLATION:

The installation of both the sold and the trial machines has to be carried out by SPEIZMAN INDUSTRIES, INC.’s technicians.  If necessary, LONATI will send its technicians, and in this case, SPEIZMAN INDUSTRIES, INC. will have to pay both for the living expenses, daily pocket money and for the travel expenses.

PARTICIPATION TO TEXTILE FAIR (ITMA EXCEPTED) OR PRIVATE SHOWS, TO BE DECIDED BETWEEN LONATI AND THE AGENT:

The cost for the rent of the installation of show rooms and the preparation of the same as well as the cost of SPEIZMAN INDUSTRIES, INC.’s technicians will be at Agent’s charge, while the ones referring to the shipment of machines and the sending of LONATI technicians will be at LONATI’s charge.

The sold machinery will be invoiced directly to the customers accordingly to the current price list.

However, LONATI reserve themselves the right to modify the prices as a consequence of their own costs or of their own commercial and market’s policy.  Sales contracts signed by SPEIZMAN INDUSTRIES, INC. do not engage LONATI until a written order confirmation has been reconfirmed and signed by LONATI.

COMMISSIONS:

LONATI will pay SPEIZMAN INDUSTRIES, INC. a commission rate of 12.5% on the sales of all LONATI machines.  This commission includes the installation of the machines from the part of Speizman’s technicians.  It is understood that if LONATI have to reduce the selling price of the machines, your commission will be reduced accordingly.

Said commission will be calculated on ex-works Lonati plant basis and on the amount of the invoices, net of any price discounts given to the customers (deduct any duty, taxes, packing, etc.)

Commissions will be paid out every three (3) months and only on the amounts that LONATI will have really collected during this period of three (3) months.

In case of reduction of the prices to the customers or of the sales made directly by LONATI to the customers, the commission rate will be discussed in advance between LONATI and SPEIZMAN INDUSTRIES, INC., case by case.

The present Agency Agreement will expire on December 31, 2002 and will be automatically renewed year by year if none of the contractual parties will send a written notice (registered letter), at least 1 (one) month before the expiring date.

During this month, LONATI maintained the right to appoint a new Agent for the same contractual territory, who can begin negotiations and visit customers in order to prevent LONATI from a solution of continuity as far as the relationship of LONATI with the contractual market and the customers is concerned.

For any possible controversy, the contracting parties declare they will acknowledge the jurisdiction of Brescia law-court.

/s/ Robert S. Speizman                                     /s/ E. Lonati
 Robert S. Speizman                                          E. Lonati

(The Agent)                                                      (Lonati S.p.A.